UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549


                  ________________________

                           Form 8-K


                        CURRENT REPORT

           PURSUANT TO SECTION 13 or 15(d) OF THE
               SECURITIES EXCHANGE ACT of 1934



Date of Report(Date of earliest event reported):March 30, 1998



                    Coltec Industries Inc
   (Exact name of registrant as specified in its charter)


        Pennsylvania         1-7568         13-1846375
 (State or other juris-   (Commission    (I.R.S. Employer
diction of incorporation)  File Number)   Identification No.)


3 Coliseum Centre, 2550 West Tyvola Road, Charlotte, North Carolina 28217
  (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (704)423-7000

Item 5.             Other Events.

On March 30, 1998, the Registrant issued apress release announcing that it intends to offer $300 million principal amount Senior
Secured Notes due 2008 and $130 million liquidation value of Trust Convertible Preferred Securities.


Item 7.   Financial Statements and Exhibits.

     (c)  Exhibits.

            99. Press release, dated March 30, 1998 announcing Coltec
                Industries Inc intends to offer $300 million principal amount Senior Secured Notes due 2008 and $130 million liquidation value of Trust Convertible Preferred Securities.

                         SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Coltec Industries Inc
                                           Registrant



                                            /s/Robert J. Tubbs
Date:  April 3, 1998                By:  Name: Robert J. Tubbs
                                    Title:    Senior Vice President

Exhibit 99


COLTEC INDUSTRIES TO OFFER $300 MILLION OF SENIOR SECURED
NOTES AND $130 MILLION TRUST CONVERTIBLE PREFERRED
SECURITIES

Charlotte, NC, March 30, 1998 - Coltec Industries Inc
(NYSE:COT) intends to offer $300 million  principal amount
Senior Secured Notes due 2008 (Senior Secured Notes) and
$130 million liquidation value of Trust Convertible
Preferred Securities.

Proceeds from both offerings will be used to reduce indebtedness under Coltec's credit agreement and for general corporate purposes. The primary purpose of the offerings is to improve the company's balance sheet and extend the maturities of the company's debt structure. Both offerings will be priced in early April and will close soon after.

The Trust Convertible Preferred Securities, liquidation value $50 per security, will be convertible at the option of the holders into the common stock of Coltec Industries Inc (Coltec). Initial purchasers of the Trust Convertible Preferred Securities will have the option to purchase up to an additional $20 million liquidation of Trust Convertible Preferred Securities to cover over allotments, if any.

The Trust Convertible Preferred Securities will be issued by
Coltec Capital Trust, a Delaware business trust, and will represent a preferred undivided beneficial ownership interest in the trust. The securities will be guaranteed by Coltec, subject to certain limitations.

The Trust Convertible Preferred Securities and the Senior Secured Notes will be offered in separate private placements to qualified institutional buyers in the United States pursuant to Rule 144A and to certain non-United States persons in reliance on Regulation S under the Securities Act of 1933 (the Securities Act), as amended.

No registration statement relating to either the Convertible Preferred Securities or the Senior Secured Notes has been filed with the Securities and Exchange Commission, and neither the Trust Convertible Preferred Securities nor the Senior Secured Notes may be offered or sold in the United States absent registration or an applicable exemption therefrom, under Rule 144A, or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of either the Trust Convertible Preferred Securities or the Senior Secured Notes in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Coltec Industries is a diversified manufacturing company serving primarily aerospace and general industrial markets.